Exhibit 99.2

FOR IMMEDIATE RELEASE

February 21, 2023

Sorrento Therapeutics, Inc. Receives Court Approval
for $75 Million Financing in Chapter 11 Case

SAN DIEGO, February 21, 2023 -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”), a biopharmaceutical company dedicated to the development of life-saving therapeutics to treat cancer, intractable pain, and infectious disease, today announced that the U.S. Bankruptcy Court for the Southern District of Texas granted interim approval of Sorrento’s $75 million debtor-in-possession financing from JMB Capital Partners, in connection with Sorrento’s chapter 11 case, which was filed on February 13, 2023.

The financing will provide Sorrento with immediate liquidity so that it can continue operating its business as usual during its chapter 11 case. A hearing for final approval of the financing is currently set for March 29, 2023.

Dr. Henry Ji, Ph.D., Chairman and Chief Executive Officer of Sorrento, commented: “We are pleased to have received approval from the Court for this financing, which will ensure Sorrento has the liquidity and ability to continue normal business operations, including the payment of employee wages and benefits and post-petition vendor obligations. We will continue our important work of developing new and innovative therapies for patients struggling with cancer, intractable pain, infectious disease, and more.”

As of its chapter 11 filing, Sorrento had over approximately $1 billion in assets. However, due to the possibility of certain actions by a litigation creditor, Sorrento and its wholly-owned, non-operating subsidiary Scintilla Pharmaceuticals, Inc. sought chapter 11 relief to safeguard its business and ensure the continuation of business operations, while protecting and maximizing value for stakeholders.

Scilex Holding Company (Nasdaq: SCLX, “Scilex”), which is majority-owned by Sorrento, is not a debtor in Sorrento’s chapter 11 case. Scilex is continuing to operate its business as usual, focusing on growing revenues, offering innovative, non-opioid pain management products, and developing meaningfully differentiated programs that address significant unmet needs and lead to better health outcomes for the millions of acute and chronic pain patients.

Latham & Watkins LLP and Jackson Walker LLP are serving as legal counsel to Sorrento. M3 Partners is serving as restructuring advisor.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical and commercial stage biopharmaceutical company developing new therapies to treat cancer, pain (non-opioid treatments), autoimmune disease and COVID-19. Sorrento’s multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as next-generation tyrosine kinase inhibitors (“TKIs”), fully human antibodies (“G-MAB™ library”), immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), and oncolytic virus (“Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including STI-1558, COVI-MSCTM; and diagnostic test solutions, including COVIMARK™.

Sorrento’s commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a TRPV1 agonist, non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of postherpetic neuralgia (PHN). RTX has been cleared for a Phase II trial for intractable pain associated with cancer and a Phase II trial in osteoarthritis patients. Positive final results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXA™, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

About Scilex Holding Company

Scilex Holding Company, majority-owned by Sorrento Therapeutics, Inc., is an innovative revenue-generating company focused on acquiring, developing, and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R Program for SEMDEXA™, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex has applied for breakthrough therapy designation and expects to seek priority review for SEMDEXA™ for the treatment of sciatica. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product in October 2018, in-licensed a commercial product in June 2022, and is developing its late-stage pipeline, which includes a pivotal Phase 3 candidate and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex is planning to commercialize Gloperba® in 2023 and is well-positioned to market and distribute the product. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2, triple-strength formulation of ZTlido®, for the treatment of low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia that has completed multiple Phase 1 trial programs and expected to initiate Phase 2 trials this year. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California, with operations in both Palo Alto and San Diego, California. For further information please visit www.scilexholding.com.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex, Sorrento and their subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Sorrento’s ability to safeguard its business operations and protect and maximize value for stakeholders, Scilex’s and Sorrento’s long-term objectives and commercialization plans, future opportunities for Scilex and Sorrento, Scilex’s and Sorrento’s future business strategies, the expected cash resources of Scilex and Sorrento and the expected uses thereof; Scilex’s and Sorrento’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding ELYXYB™, SP-102 (SEMDEXA™), SP-103, SP-104 or any of Sorrento’s product candidates, if approved by the FDA; Scilex’s and Sorrento’s development and commercialization plans; and Sorrento’s products, product candidates, technologies and prospects and Scilex’s products, product candidates, technologies and prospects.

Risks and uncertainties that could cause Sorrento’s and Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex or Sorrento develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s or Sorrento’s product candidates; the risk that Scilex or Sorrento will be unable to successfully market or gain market acceptance of their product candidates; the risk that Scilex’s or Sorrento’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex or Sorrento has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the results of the Phase 2 trial for SP-103 or Phase 1 trials for SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Sorrento’s and Scilex’s filings with the SEC, and with respect to Sorrento, specifically, relating to the voluntary proceedings under Chapter 11 in the Bankruptcy Court (the “Chapter 11 Cases”), Sorrento’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending, the timing and outcome of the Chapter 11 Cases, Sorrento’s ability to obtain timely approval by the Bankruptcy Court of the motions filed in the Chapter 11 Cases, employee attrition and Sorrento’s ability to retain senior management and other key personnel due to the distractions and uncertainties of the Chapter 11 Cases, Sorrento’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases, the Bankruptcy Court’s rulings in the Chapter 11 Cases, the length of time that Sorrento will operate under Chapter 11 protection and the continued availability to Sorrento of operating capital during the pendency of the Chapter 11 Cases, risks associated with any third party motions in the Chapter 11 Cases, increased administrative and legal costs related to the chapter 11 process, exposure to potential litigation and inherent risks involved in a bankruptcy process, the potential adverse effects of the Chapter 11 Cases on Sorrento’s liquidity or results of operations, or Sorrento’s ability to timely file its periodic reports or meet periodic reporting requirements with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

For Sorrento Therapeutics, Inc.

Media Contact

The Levinson Group

212-202-2754

Email: sorrento@tlgcommunications.com

Website: www.sorrentotherapeutics.com

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™,    DAR-T™,    Seprehvec™,    SOFUSA™,    COVISHIELD™,    COVIDROPS™,    COVI-MSC™,    COVIMARK™,Fujovee™ and OvydsoTM are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ (SP-102) is a trademark of Semnur Pharmaceuticals, Inc. A proprietary name review by the FDA is planned.

All other trademarks are the property of their respective owners.

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